                                                                    EXHIBIT 12.1
                            MIDAMERICAN FUNDING, LLC
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                      MHC INC. (PREDECESSOR)


                                                                          YEAR ENDED DECEMBER 31,
                                                            ------------------------------------------------
                                                               1994         1995         1996         1997
Income from continuing operations                           $ 123,098    $ 119,705     $143,761     $139,332
Pre-tax (gain) loss of less than 50% owned persons               (270)       9,079         (698)       2,234
                                                            ---------    ---------     --------     --------
                                                              122,828      128,784      143,063      141,566
                                                            ---------    ---------     --------     --------
Add (Deduct):
Total income taxes                                             60,457       66,803       98,422       68,390
Interest on long-term debt                                    101,267      105,550      102,909       89,898
Other interest charges                                          6,446        9,449       10,941       10,034
Preferred stock dividends of subsidiary                        10,551        8,059       10,401        6,488
Preferred stock dividends of subsidiary trust                       -            -          288        7,980
Interest on leases                                              1,211        1,088          375          268
                                                            ---------    ---------     --------     --------
                                                              179,932      190,949      223,336      183,058
                                                            ---------    ---------     --------     --------
    EARNINGS AVAILABLE FOR FIXED CHARGES                      302,760      319,733      366,399      324,624
                                                            ---------    ---------     --------     --------

Fixed Charges:
Interest on long-term debt                                    101,267      105,550      102,909       89,898
Other interest charges                                          6,446        9,449       10,941       10,034
Preferred stock dividends of subsidiary trust                       -            -          288        7,980
Interest on leases                                              1,211        1,088          375          268
                                                            ---------    ---------     --------     --------
    Subtotal                                                  108,924      116,087      114,513      108,180
                                                            ---------    ---------     --------     --------

Preferred stock dividends of subsidiary                        10,551        8,059       10,401        6,488
Ratio of net income before income taxes to net income          1.4524       1.5229       1.6384       1.4690
                                                            ---------    ---------     --------     --------
Preferred stock dividend requirements before income tax        15,324       12,273       17,041        9,531
                                                            ---------    ---------     --------     --------
     FIXED CHARGES                                          $ 124,248    $ 128,360     $131,554     $117,711
                                                            ---------    ---------     --------     --------
RATIO OF EARNINGS TO FIXED CHARGES                                2.4          2.5          2.8          2.8
                                                            =========    =========     ========     ========

                                            MIDAMERICAN
                                              FUNDING
 ----------------------------------------   ------------
                NINE MONTHS
                  ENDED       JAN. 1 -       MAR. 12 -
                SEPT. 30,     MAR. 11,       SEPT. 30,
    1998          1998         1999            1999
    ----          ----         ----            ----
 $ 127,154     $ 107,105    $ 16,789        $ 108,628
      (720)       (1,052)       (343)             (22)
 ---------     ---------    --------        ---------
   126,434       106,053      16,446          108,606
 ---------     ---------    --------        ---------

    76,926        70,172      21,377           77,348
    80,908        61,617      14,814           65,174
    12,682         9,073       3,145            5,486
     4,952         3,714         836            2,337
     7,980         5,985       1,995            3,990
       212           162          38               98
 ---------     ---------    --------        ---------
   183,660       150,723      42,205          154,433
 ---------     ---------    --------        ---------
   310,094       256,776      58,651          263,039
 ---------     ---------    --------        ---------

    80,908        61,617      14,814           65,174
    12,682         9,073       3,145            5,486
     7,980         5,985       1,995            3,990
       212           162          38               98
 ---------     ---------    --------        ---------
   101,782        76,837      19,992           74,748
 ---------     ---------    --------        ---------

     4,952         3,714         836            2,337
    1.5823        1.6332      2.2129           1.6970
 ---------     ---------    --------        ---------
     7,836         6,066       1,850            3,966
 ---------     ---------    --------        ---------
 $ 109,618      $ 82,903    $ 21,842         $ 78,714
 ---------     ---------    --------        ---------
       2.8           3.1         2.7              3.3
 =========      ========    ========         ========

                                                                    EXHIBIT 12.1
                            MIDAMERICAN FUNDING, LLC
          COMPUTATION OF PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                                            PRO FORMA
                                                             ----------------------------------------
                                                              MIDAMERICAN                  MHC
                                                                FUNDING               (PREDECESSOR)
                                                             -------------          -----------------
                                                               YEAR ENDED           NINE MONTHS ENDED
                                                             DEC. 31, 1998            SEPT. 30, 1999
                                                             -------------          -----------------
Income from continuing operations                              $ 76,099                  $130,628
Pre-tax (gain) loss of less than 50% owned persons                 (720)                     (365)
                                                              ---------                  --------
                                                                 75,379                   130,263
                                                              ---------                  --------
Add (Deduct):
Total income taxes                                               64,685                    98,598
Interest on long-term debt                                      122,395                    88,034
Other interest charges                                           12,682                     8,631
Preferred stock dividends of subsidiary                           4,952                     3,716
Preferred stock dividends of subsidiary trust                     7,980                     5,985
Interest on leases                                                  212                       136
                                                              ---------                  --------
                                                                212,906                   205,100
                                                              ---------                  --------
    EARNINGS AVAILABLE FOR FIXED CHARGES                        288,285                   335,363
                                                              ---------                  --------
Fixed Charges:
Interest on long-term debt                                      122,395                    88,034
Other interest charges                                           12,682                     8,631
Preferred stock dividends of subsidiary trust                     7,980                     5,985
Interest on leases                                                  212                       136
                                                              ---------                  --------
    Subtotal                                                    143,269                   102,786
                                                              ---------                  --------

Preferred stock dividends of subsidiary                           4,952                     3,716
Ratio of net income before income taxes to net income            1.7981                    1.7339
                                                              ---------                  --------
Preferred stock dividend requirements before income tax           8,904                     6,443
                                                              ---------                  --------
     FIXED CHARGES                                            $ 152,173                  $109,229
                                                              ---------                  --------
RATIO OF EARNINGS TO FIXED CHARGES                                  1.9                       3.1
                                                              =========                  ========